                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
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                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
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PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 3, 2004

The Annual Meeting of Shareholders of Pennsylvania Real Estate Investment Trust will be held on Thursday, June 3, 2004 at 11:00 a.m. at the Park Hyatt Philadelphia at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102 for the following purposes:

(1)	To elect six trustees;

(2)	To ratify the selection of KPMG LLP as our independent auditor for 2004; and

(3)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Our board of trustees has fixed the close of business on April 20, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please submit your proxy by phone, by Internet or by completing, signing and dating the enclosed proxy and returning it promptly so that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Trustees

JEFFREY A. LINN Secretary

Philadelphia, Pennsylvania
April 29, 2004

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PENNSYLVANIA REAL ESTATE INVESTMENT TRUST 200 South Broad Street Philadelphia, Pennsylvania 19102 www.preit.com

PROXY STATEMENT

The Annual Meeting of Shareholders of Pennsylvania Real Estate Investment Trust will be held on Thursday, June 3, 2004 at 11:00 a.m. at the Park Hyatt Philadelphia at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102. We are mailing this Proxy Statement on or about May 3, 2004 to each holder of PREIT’s issued and outstanding shares of beneficial interest entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2003 together with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

We have fixed the close of business on April 20, 2004 as the record date for the annual meeting. All holders of record at that time of PREIT’s common shares of beneficial interest are entitled to notice of and are entitled to vote at the annual meeting and any adjournment or postponement thereof. On the record date, 35,819,418 common shares of beneficial interest were outstanding. PREIT’s outstanding 11% non-convertible senior preferred shares are not entitled to vote at the annual meeting.

VOTING AND REVOCABILITY OF PROXIES

We hope you will be present at the annual meeting. If you cannot attend, please submit your proxy by phone, by Internet or by completing, signing, dating and returning the enclosed proxy in the accompanying envelope so that your shares will be represented. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received, or submit all proxies by phone or by Internet, to be sure all of your shares are voted.

On each matter voted on at the annual meeting and any adjournment or postponement of the meeting, each record holder of shares will be entitled to one vote per share. Assuming a quorum is present, the six nominees receiving the highest number of votes cast at the meeting will be elected trustees. In addition, the proposal to ratify our selection of KPMG as our independent auditor for 2004 will be approved upon the affirmative vote of the holders of a majority of the shares present in person or by proxy at the annual meeting and voting on the proposal. If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count toward the establishment of a quorum.

You may vote your shares at the annual meeting in person or by proxy. All valid proxies received before the annual meeting will be voted according to their terms. If you complete your proxy properly, whether by completing and returning a proxy card or by submitting your instructions by phone or by Internet, but do not provide instructions as to how to vote your shares, your proxy will be voted “FOR” the election of all trustees nominated by our board of trustees and “FOR” the ratification of KPMG as our independent auditor. If any other business is brought before the annual meeting, proxies will be voted, to the extent permitted by SEC rules and regulations, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the annual meeting by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date. You also may revoke your proxy by attending the annual meeting and giving notice of revocation. Attendance at the annual meeting, by itself, will not constitute revocation of a proxy.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement

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or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, Pennsylvania Real Estate Investment Trust, The Bellevue, 200 S. Broad Street, Philadelphia, PA 19102; Telephone: 215-875-0730. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain trustees, officers and employees of PREIT and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our board of trustees.

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PROPOSAL ONE — ELECTION OF TRUSTEES

Our board of trustees has nominated George F. Rubin, Rosemarie B. Greco and Ira M. Lubert, the three existing Class C trustees whose terms expire at the annual meeting, for re-election at the annual meeting as Class C trustees to serve until the annual meeting to be held in the spring of 2007 and until their respective successors have been duly elected and have qualified. Our board of trustees also has nominated Edward A. Glickman for election at the annual meeting as a Class C trustee to serve until the annual meeting to be held in the spring of 2007 and until his successor has been duly elected and has qualified. The nominating and governance committee approved the nomination of Mr. Glickman upon the recommendation of our management. Mr. Glickman is our chief financial officer, and is expected to become our president and chief operating officer as described below under “Additional Information — Employment Agreements.”

In addition, the terms of Mark E. Pasquerilla and Donald F. Mazziotti expire at the annual meeting in accordance with PREIT’s trust agreement. Messrs. Pasquerilla and Mazziotti were elected by the trustees in December 2003 upon the recommendation of the nominating and governance committee and pursuant to the requirements of PREIT’s merger agreement with Crown American Realty Trust to fill vacancies on PREIT’s board of trustees created by an increase in the size of the board of trustees. Our board of trustees has nominated Mr. Pasquerilla for re- election as a Class A trustee to serve until the 2005 annual meeting and until his successor has been duly elected and has qualified, and Mr. Mazziotti for re-election as a Class B trustee to serve until the 2006 annual meeting and until his successor has been duly elected and has qualified.

If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy have discretionary authority to vote for a substitute or substitutes unless our board of trustees reduces the number of trustees to be elected.

Our trust agreement provides that nominations for election to the office of trustee at any annual or special meeting of shareholders are made by our board of trustees, or by petition in writing delivered to our secretary not fewer than thirty-five days before an annual or special meeting of shareholders signed by the holders of at least two percent of the shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered, unless the number of persons properly nominated is less than the number of persons to be elected to the office of trustee at the meeting. In this latter event, nominations for the trustee positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of trustees.

Our board of trustees currently consists of eleven members who serve staggered, three-year terms. In accordance with our by-laws, our board of trustees increased the size of the board to twelve to create a vacancy to be filled by the election of Mr. Glickman as a Class C trustee.

Jeffrey P. Orleans, one of our trustees, has indicated that he intends to resign from the board of trustees effective as of the annual meeting. PREIT’s nominating and governance committee expects to identify a candidate to replace Mr. Orleans as an independent trustee, and that individual is expected to be appointed to the board to fill the vacancy created by Mr. Orleans’ resignation. The term of any such replacement trustee would expire at our 2006 annual shareholders meeting.

The following table presents information concerning the four nominees for the office of Class C trustee, the nominee for the office of Class A trustee, the nominee for the office of Class B trustee, the six trustees who will continue in office after the annual meeting, and PREIT’s executive officers, including their ages, principal occupations and the number of shares beneficially owned by them as of April 1, 2004.

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		Principal Occupation	Trustee	Shares Beneficially Owned on April 1, 2004(1)
Name	Age	and Affiliations	Since	Number	Percent

Nominees for the Office of Trustee

Class C Trustees; Terms to Expire in 2007
George F. Rubin(2)(3)	61	President, PREIT Services, LLC and PREIT-RUBIN, Inc. (formerly named The Rubin Organization, Inc., which was acquired by PREIT in September 1997) since September 1997. Trustee of Lafayette College, Chairman of the Board of Thorncroft Therapeutic Horseback Riding, Inc. and member of Veteran’s Advisory Committee on Education. Former treasurer of the Philadelphia Vietnam Veteran’s Memorial Committee and former Board Member of Elwyn Institute and Israel Elwyn and the Radnor Hunt.	1997	434,925(4)	1.2%

Rosemarie B. Greco(2)	58	Director, Office of Health Care Reform, Governor’s Office, Commonwealth of Pennsylvania. Founding Principal, Grecoventures Ltd. (business investment and consulting partnership). Former CEO and President, CoreStates Bank, N.A. and President CoreStates Financial Corp. Currently director of Exelon Corporation and Sunoco, Inc.; Trustee of SEI I Mutual Funds. Former corporate director of General Accident Insurance (USA), Cardone Industries, Inc., Genuardi’s Family Markets, Inc. and Radian, Inc. Former chair of the Greater Philadelphia Chamber of Commerce; former President and CEO of Philadelphia Private Industry Council; former member of Philadelphia Planning Commission and Board of Education; former chair of Workforce Investment Board; and Trustee of the University of Pennsylvania School of Nursing.	1997	9,375(5)	*

Ira M. Lubert	54	Chairman of Lubert-Adler Partners, L.P., a company specializing in private equity investments in real estate and other entrepreneurial opportunities. Co-founder and managing partner of LLR Equity Partners, L.P., a venture fund making private equity investments in mid-Atlantic growth companies and middle market special opportunity situations. Chairman of GF Management, a company that specializes in the ownership and management of underperforming hospitality properties. Co- founder of LEM Mezzanine Fund, a fund making mortgage loans, and Quaker Bio Venture, a private equity fund engaged in making health care and life science investments.	2001	5,500(6)	*

Edward A. Glickman	47	Executive Vice President and Chief Financial Officer of PREIT since September 1997.	—	225,856(7)	*

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		Principal Occupation	Trustee	Shares Beneficially Owned on April 1, 2004(1)
Name	Age	and Affiliations	Since	Number	Percent

Nominees for the Office of Trustee

Class A Trustees; Terms to Expire in 2005
Mark E. Pasquerilla(8)	45	President and Chairman of Crown Holding Company and its various subsidiaries and affiliates since April 1999. Former Chairman of the Board of Trustees and Chief Executive Officer of Crown American Realty Trust, from April 1999 to November 2003. Vice Chairman of Crown American Realty Trust from September 1998 to April 1999. President of the Crown American Realty Trust its various subsidiaries and affiliates from 1993 to November 2003. President and Vice Chairman of Crown Holding Company and its various subsidiaries from 1993 to 1999. Director of AmeriServ Financial, Inc., AmeriServ Financial Bank, AmeriServ Mortgage Company, Standard Mortgage Corporation of Georgia, AmeriServ Life Insurance Company, and AmeriServ Associates, Inc. since 2001 (entities formerly known as USBANCORP, Inc. and certain of its subsidiaries). Director of Concurrent Technologies Corporation, a charitable organization.	2003	2,398,073(9)	6.4%

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		Principal Occupation	Trustee	Shares Beneficially Owned on April 1, 2004(1)
Name	Age	and Affiliations	Since	Number	Percent

Nominees for the Office of Trustee

Class B Trustee; Term to Expire in 2006
Donald F. Mazziotti(8)	58	Executive Director Portland Development Commission since April 2001. Senior Consultant to ProDx, Inc. (professional technology services) since January 2001. Former member of Crown American Realty Trust Board of Trustees from 1993 to November 2003. Chief Information Officer, State of Oregon, 1998-2000. Chairman of Delta Development Group, Inc. (government relations, economic planning and management consulting) from 1995 to 1997. President of Delta Development Group, Inc. from 1988 to 1998.	2003	1,985(10)	*

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		Principal Occupation	Trustee	Shares Beneficially Owned on April 1, 2004(1)
Name	Age	and Affiliations	Since	Number	Percent

Trustees Whose Terms Continue

Class A Trustees; Terms to Expire in 2005
John J. Roberts	59	Former Global Managing Partner and member of Leadership Team, PricewaterhouseCoopers LLP, completing 35 year career with company in 2002. Director, Armstrong Holdings, Inc. and Safeguard Scientifics, Inc. Trustee of Drexel University in Philadelphia, PA. Member of American Institute of CPAs. Former director of: SICOR, Inc., Philadelphia First Corporation, Greater Philadelphia Chamber of Commerce, Urban Affairs Partnership, and University City Science Center. Former member of advisory board of Kellogg School and the University of Southern California School of Accounting.	2003	1,000(11)	*

Lee H. Javitch	73	Private investor and former Chairman and Chief Executive Officer, Giant Food Stores, Inc. Director of Jewish Theological Seminary of America and Jewish Community Center of Harrison, NY. Former chairman of MAZON: A Jewish Response to Hunger, Rye Country Day School, Pennsylvania Council on Arts. Former executive committee member of Boy Scouts of America.	1985	15,375(12)	*

Jonathan B. Weller(3)	57	President and Chief Operating Officer of PREIT since 1993. From 1988 to 1993, Executive Vice President and Director of Eastdil Realty, Inc. (real estate investment banking). Member of National Association of Real Estate Investment Trusts, Urban Land Institute and International Council of Shopping Centers. Chair of Lower Merion Conservancy. Director of Ramapo-Anchorage Camp.	1994	165,736(13)	*

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		Principal Occupation	Trustee	Shares Beneficially Owned on April 1, 2004(1)
Name	Age	and Affiliations	Since	Number	Percent

Trustees Whose Terms Continue

Class B Trustees; Terms to Expire in 2006

Ronald Rubin(2)(3)	72	Chairman and Chief Executive Officer of PREIT, Chairman since October 2001 and Chief Executive Officer since September 1997. Former Chairman and Chief Executive Officer of The Rubin Organization, Inc. (renamed PREIT-RUBIN, Inc. upon acquisition by PREIT in September 1997), from 1992 to September 1997. Trustee of International Council of Shopping Centers. Director of Exelon Corporation. Director of the Regional Performing Arts Center. Past Chairman of Center City District and past Chairman of the Greater Philadelphia Chamber of Commerce. Past President of Jewish Federation of Greater Philadelphia. Served on boards of Franklin Institute, Philadelphia Orchestra, Albert Einstein Medical Center, Tel Aviv University, American Friends of Hebrew University, Midlantic Bank (now PNC), University of the Arts and the United Jewish Appeal.	1997	859,469(14)	2.4%

Leonard I. Korman	68	Chairman and Chief Executive Officer of Korman Commercial Properties, Inc. (real estate development and management). Trustee of Albert Einstein Health Care Network, Thomas Jefferson University, and the Korman Family Foundation. Former Director of CoreStates Bank N.A., former member of regional advisory board of First Union National Bank and former Trustee of Pennsylvania Academy of Fine Arts.	1996	363,475(15)	1%

Jeffrey P. Orleans	57	Chairman and Chief Executive Officer, Orleans Homebuilders, Inc. (residential development). Lifetime Director of National Association of Home Builders and Builders League of South Jersey. Director of the Pennsylvania Academy of Fine Arts, the Philadelphia Orchestra, the Philadelphia Police Foundation and Jewish Employment & Vocational Service. President of the Lower Merion Township Police Pension Association. Director of Drexel University and member of Dean’s Advisory Board — LeBow College of Business, Drexel University. Active member of Habitat for Humanity.	1986	84,958(16)	*

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		Principal Occupation	Trustee	Shares Beneficially Owned on April 1, 2004(1)
Name	Age	and Affiliations	Since	Number		Percent

Non-Trustee Executive Officers

Joseph F. Coradino	52	Executive Vice President — Retail Division of PREIT since December 2001. Executive Vice President — Retail Division and Treasurer, PREIT-RUBIN, Inc. from November 1998 to March 2004. From September 1997 to November 1998, Senior Vice President — Retail Division and Treasurer, PREIT-RUBIN, Inc.	—	125,043	(17)	*

Douglas S. Grayson	46	Executive Vice President — Development of PREIT since March 2002. Executive Vice President — Development of PREIT-RUBIN, Inc. since October 1998. From September 1997 to September 1998, Vice President of PREIT-RUBIN, Inc.	—	45,306	(18)	*

Jeffrey A. Linn	55	Executive Vice President — Acquisitions and Secretary of PREIT since December 2001. From 1995 to December 2001, Senior Vice President — Acquisitions and Secretary of PREIT.	—	72,450	(19)	*

Bruce Goldman	45	Executive Vice President — General Counsel of PREIT since December 2002, and Assistant Secretary of PREIT since April 2003. From December 2001 to November 2002, Senior Vice President — General Counsel of PREIT. From September 2000 to December 2001, Senior Vice President — Legal of PREIT. From 1997 to 2000, Vice President of New City Development, the development subsidiary of Mirage Resorts, Inc.	—	16,499	(20)	*

David J. Bryant	46	Senior Vice President — Finance and Treasurer of PREIT since September 2000. From September 1997 to September 2000, Vice President — Financial Services of PREIT.	—	24,894	(21)	*

All Trustees and executive officers as a group (17 persons)	—	—	—	4,793,078	(22)	12.3%

*	Less than one percent.

(1)
Unless otherwise indicated in the following footnotes, each trustee and executive officer has sole voting and investment power with respect to all such shares. There were 35,778,863 shares outstanding on April 1, 2004.

(2)
In accordance with an agreement that PREIT entered into in connection with its 1997 acquisition of The Rubin Organization, Inc., the board of trustees of PREIT elected Ronald Rubin, George F. Rubin and Rosemarie B. Greco as trustees of PREIT in 1997 to fill the vacancies created by the resignations of Robert Freedman, Jack Farber and Robert G. Rogers. Ronald Rubin and George F. Rubin are brothers.

(3)
Pursuant to employment agreements with Messrs. George F. Rubin, Ronald Rubin and Jonathan B. Weller, our board of trustees is required to nominate each of them for election to the board at each annual meeting at which his term as a trustee is scheduled to expire.

(4)
Includes 73,835 shares that George Rubin owns directly, 276,855 Class A units of limited partnership interest in PREIT Associates, L.P. (49,006 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries) that are redeemable for cash or, at PREIT’s option, for a like number of shares, 75,000 shares subject to exercisable options, and 7,835 shares held by a trust of which Mr. Rubin is a trustee. Also includes 900 shares held by a trust, the beneficiary of which is Mr. Rubin’s daughter, and 500 shares held by Mr. Rubin’s spouse, as to both of which Mr. Rubin disclaims beneficial ownership. Excludes

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1,738 Class A units of limited partnership interest in PREIT Associates, L.P. that are not redeemable until December 29, 2004 and 46,336 Class A units that are not redeemable until March 25, 2005.

(5)	Includes 3,000 shares that Ms. Greco owns directly and 6,375 shares subject to exercisable options. Excludes 625 shares subject to options that do not become exercisable until January 1, 2005.

(6)
Includes 3,000 shares and 2,500 shares subject to exercisable options, all of which are held indirectly by Mr. Lubert through a partnership of which he is a managing director and beneficial owner. Excludes 1,250 shares subject to options that do not become exercisable until December 12, 2004 and 1,250 shares subject to options that do not become exercisable until December 12, 2005.

(7)
Includes 46,160 shares that Mr. Glickman owns directly, 45,436 Class A units of limited partnership interest in PREIT Associates, L.P. that are redeemable for cash or, at PREIT’s option, for a like number of shares, and 134,260 shares subject to exercisable options. Excludes 11,272 Class A units of limited partnership interest in PREIT Associates, L.P. that are not redeemable until March 25, 2005.

(8)
In accordance with the merger agreement between PREIT and Crown American Realty Trust, PREIT’s board of trustees expanded the size of the board by two in December 2003 and elected Messrs. Pasquerilla and Mazziotti — who were members of Crown’s board at the time of the merger — to fill the vacancies created by the expansion. The merger agreement also required that our board of trustees nominate Messrs. Pasquerilla and Mazziotti for re-election at the annual meeting and that Mr. Pasquerilla continue to be so nominated for re-election at future meetings at which his term as a trustee is scheduled to expire until his aggregate ownership interest in PREIT and PREIT’s operating partnership falls below specified levels.

(9)
Includes 12,961 shares that Mr. Pasquerilla owns directly, 616,690 shares held by Crown Investments Trust, 65,208 shares held by Marenrico Partnership, 1,703,214 Class B units of limited partnership interest in PREIT Associates, L.P. that are held by Crown Investments Trust and are redeemable for cash or, at PREIT’s option, for a like number of shares. Mr. Pasquerilla controls Crown Investments Trust and Marenrico Partnership. Excludes 5,000 shares subject to options that become exercisable in four equal annual installments of 1,250 shares beginning December 13, 2004.

(10)	Mr. Mazziotti directly owns all 1,985 shares. Excludes 5,000 shares subject to options that become exercisable in four equal annual installments of 1,250 shares beginning December 13, 2004.

(11)	Mr. Roberts directly owns all 1,000 shares. Excludes 5,000 shares subject to options that become exercisable in four equal annual installments of 1,250 shares beginning June 5, 2004.

(12)	Includes 6,000 shares that Mr. Javitch owns directly and 9,375 shares subject to exercisable options. Excludes 625 shares subject to options that become exercisable on January 1, 2005.

(13)
Includes 112,761 shares that Mr. Weller owns directly, 52,775 shares subject to exercisable options and 200 shares held by Mr. Weller as custodian for his children under the New York Uniform Gifts to Minors Act.

(14)
Includes 132,050 shares that Ronald Rubin owns directly, 569,584 Class A units of limited partnership interest in PREIT Associates, L.P. (49,006 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries and 2,776 of which are owned by a corporation of which Ronald Rubin is the sole shareholder) that are redeemable for cash or, at PREIT’s option, for a like number of shares, 150,000 shares subject to exercisable options, and 7,835 shares held by a trust of which Mr. Rubin is a trustee. Excludes 4,551 Class A units of limited partnership interest in PREIT Associates, L.P. that are not redeemable until December 29, 2004 and 104,282 Class A units that are not redeemable until March 25, 2005.

(15)
Includes 246,088 shares that Mr. Korman owns directly, 420 shares owned by Mr. Korman’s spouse, 90,264 shares held in trusts of which Mr. Korman is a co-trustee, 19,328 shares held by trusts of which Mr. Korman is a co-trustee and the sole beneficiary, and 7,375 shares subject to exercisable options. Excludes 625 shares subject to options that do not become exercisable until January 1, 2005. Mr. Korman disclaims beneficial ownership of the 90,264 shares held in trusts of which Mr. Korman is a co-trustee and the 420 shares owned by Mr. Korman’s spouse.

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(16)
Includes 74,351 shares that Mr. Orleans owns directly, 1,300 shares held by Mr. Orleans’ minor children, 180 shares held by trusts of which Mr. Orleans is co-trustee, 252 shares owned by a corporation 50% of whose shares are owned by Mr. Orleans, and 8,875 shares subject to exercisable options. Excludes 625 shares subject to options that do not become exercisable until January 1, 2005. Mr. Orleans disclaims beneficial ownership of the 180 shares held by trusts of which he is co-trustee.

(17)
Includes 39,287 shares that Mr. Coradino owns directly and 85,756 Class A units of limited partnership interest in PREIT Associates, L.P. that are redeemable for cash or, at PREIT’s option, for a like number of shares. Excludes 19,133 Class A units of limited partnership interest in PREIT Associates, L.P. that are not redeemable until March 25, 2005.

(18)
Includes 26,918 shares that Mr. Grayson owns directly and 18,388 Class A units of limited partnership interest in PREIT Associates, L.P. that are redeemable for cash or, at PREIT’s option, for a like number of shares. Excludes 5,529 Class A units of limited partnership interest in PREIT Associates, L.P. that are not redeemable until March 25, 2005.

(19)
Includes 46,150 shares that Mr. Linn owns directly, 25,300 shares subject to exercisable options, and 1,000 shares that are held by Mr. Linn as custodian for his son under the Pennsylvania Uniform Gifts to Minors Act.

(20)	Mr. Goldman directly owns all 16,499 shares.

(21)
Includes 17,650 shares that Mr. Bryant owns directly, 4,744 Class A units of limited partnership interest in PREIT Associates, L.P. that are redeemable for cash or, at PREIT’s option, for a like number of shares, and 2,500 shares subject to exercisable options. Excludes 1,277 Class A units of limited partnership interest in PREIT Associates, L.P. that are not redeemable until March 25, 2005.

(22)
Includes 489,335 shares subject to exercisable options and 2,660,215 Class A units of limited partnership interest in PREIT Associates, L.P. that are redeemable for cash or, at PREIT’s option, for a like number of shares. In certain instances, two trustees beneficially own the same shares because they share voting or investment power over the shares. These shares have been counted only once in this total.

Required Vote

Assuming a quorum is present, the six nominees receiving the highest number of votes cast at the annual meeting will be elected trustees. For this purpose, the withholding of authority to vote or the specific direction not to cast a vote will not constitute the casting of a vote in the election of trustees. Your broker may vote your shares on the election of trustees even if you do not instruct your broker how to vote.

Board Recommendation

Our board of trustees recommends that shareholders vote FOR the election of each of the nominees for trustee.

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PROPOSAL TWO —
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The audit committee of the board of trustees has selected KPMG LLP as PREIT’s independent auditor to perform the audit of our financial statements for 2004. KPMG was our independent auditor for the year ended December 31, 2003. The firm is a registered public accounting firm. A representative of KPMG is expected to be present at the annual meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if the representative so desires.

Although shareholder ratification of our selection of KPMG as our independent auditor is not required by our by-laws or otherwise, the board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of PREIT and our shareholders.

Required Vote

Assuming a quorum is present, the proposal to ratify KPMG as PREIT’s independent auditor for 2004 will be approved if a majority of the shares present in person or by proxy and casting a vote on this proposal vote “FOR” the proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.

Board Recommendation

The audit committee of our board of trustees recommends that shareholders vote FOR the ratification of PREIT’s selection of KPMG to perform the audit of our financial statements for 2004.

PROPOSAL THREE —
OTHER MATTERS

PREIT’s management knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect to those matters.

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ADDITIONAL INFORMATION

Summary Compensation Table

The following table shows information concerning the compensation paid by PREIT for the last three fiscal years to PREIT’s chief executive officer and its four other most highly compensated executive officers.

		Annual Compensation			Long Term Compensation

Name and Principal Position	Year	Salary($)	Bonus($)		Restricted Share Awards($)(6)		LTIP Payouts($)		All Other Compensation($)

Ronald Rubin(1)	2003	425,000	750,000	(5)	242,213	(7)	110,902	(10)	100,000
Chairman, and	2002	390,000	190,000		320,637	(8)	—		100,000
Chief Executive Officer	2001	378,895	140,000		119,416	(9)	—		—

Jonathan B. Weller(2)	2003	365,000	510,000	(5)	211,942	(7)	83,176	(10)	76,188
President, Chief Operating	2002	340,000	150,000		240,478	(8)	—		77,667
Officer and Trustee	2001	330,746	116,000		89,556	(9)	—		67,415

Edward A. Glickman(3)	2003	350,000	475,000	(5)	—		—		136,500
Chief Financial Officer	2002	325,000	162,500		—		—		134,334
	2001	312,648	150,000		—		—		132,950

George F. Rubin(4)	2003	310,000	500,000	(5)	151,385	(7)	60,998	(10)	33,000
President, PREIT Services,	2002	290,000	125,000		176,343	(8)	—		32,333
LLC and PREIT-RUBIN, Inc.	2001	262,496	92,000		89,556	(9)	—		6,800
and Trustee

Joseph F. Coradino(4)	2003	300,000	480,000	(5)	136,242	(7)	58,228	(10)	28,400
Executive Vice President	2002	280,000	125,000		168,337	(8)	—		32,333
— Retail	2001	250,000	110,000		65,000	(9)	—		6,800

(1)	The amounts shown in the “All Other Compensation” column for Ronald Rubin represent contributions by PREIT under a Supplemental Retirement Plan.

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(2)
The amounts shown in the “All Other Compensation” column for Jonathan B. Weller represent annual premium payments on life insurance provided under Mr. Weller’s employment agreement of $4,875 for 2002 and $9,750 for 2001; payments on long-term disability insurance of $6,219 for each of 2003, 2002 and 2001; matching contributions under PREIT’s 401(k) retirement plan of $8,000 for 2003, $7,333 for 2002 and $5,076 for 2001; contributions by PREIT under a Supplemental Retirement Plan of $54,284 for 2003, $51,500 for 2002 and $38,630 for 2001; and annual rental payments of $7,685 for 2003, $7,740 for 2002 and 2001 for an automobile leased by PREIT for Mr. Weller’s use.

(3)
The amounts shown in the “All Other Compensation” column for Edward A. Glickman represent $25,000 of contributions by PREIT under a Supplemental Retirement Plan for each of 2003, 2002 and 2001; matching contributions under PREIT’s 401(k) retirement plan of $8,000 for 2003, $7,334 for 2002 and $5,950 for 2001; and a credit to an account established for Mr. Glickman of $103,500 for 2003, $102,000 for 2002 and $102,000 for 2001 related to dividend equivalent rights on a notional 50,000 shares. The amounts credited to such account vested in full over the five-year period ended January 1, 2003.

(4)
The amounts shown in the “All Other Compensation” column for George F. Rubin and Joseph F. Coradino represent matching contributions under PREIT’s 401(k) retirement plan, as well as $25,000 of contributions in 2003 and 2002 by PREIT under Supplemental Retirement Plans for each of them.

(5)
In addition to annual bonuses for 2003 that were paid on March 5, 2004, the amounts include bonuses paid in December of 2003 and January of 2004 related to work performed in connection with significant transactions completed by PREIT in 2003 of $500,000 for Ronald Rubin and $300,000 for each of Jonathan B. Weller, Edward A. Glickman, George F. Rubin and Joseph F. Coradino.

(6)
As of December 31, 2003 and based on the $36.30 closing price of PREIT’s shares on that date, Ronald Rubin held an aggregate of 33,024 restricted shares worth $1,198,771; Jonathan B. Weller held an aggregate of 26,734 restricted shares worth $970,444; Edward A. Glickman held an aggregate of 5,000 restricted shares worth $181,500; George F. Rubin held an aggregate of 19,342 restricted shares worth $702,115; and Joseph F. Coradino held an aggregate of 17,927 restricted shares worth $650,750. All of the restricted shares are entitled to voting rights and dividends.

(7)
Represents the dollar value of restricted shares that were subject to time-based vesting based on the $30.84 closing price of PREIT’s shares on the July 11, 2003 grant date. The shares vest in five equal annual installments beginning February 15, 2004 contingent on continued employment on those dates.

(8)
Represents the dollar value of restricted shares that were subject to time-based vesting based on the $24.71 closing price of PREIT’s shares on the March 22, 2002 grant date. The shares vest in three equal annual installments beginning February 15, 2003 contingent on continued employment on the vesting dates.

(9)
Represents the dollar value of restricted shares that were subject to time-based vesting based on the $22.35 closing price of PREIT’s shares on the August 1, 2001 grant date. The restricted shares vested in full on February 15, 2002.

(10)
Represents the dollar value of restricted shares subject to performance-based vesting pursuant to the terms of PREIT’s 2002-2004 Long-Term Incentive Plan based on the $25.64 closing price of PREIT’s shares on the February 14, 2003 vesting date.

Employment Agreements

In April of 2004, PREIT created a five-person Office of the Chairman, consisting of Messrs. Ronald Rubin, Jonathan B. Weller, George F. Rubin, Edward A. Glickman and Joseph F. Coradino, intended to enable PREIT to maximize the talent and experience of its management team to further support PREIT’s growth initiatives. PREIT currently is renegotiating each of the employment agreements described below in connection with this change in management structure. Upon execution of new employment agreements and upon a new chief financial officer joining PREIT to replace Mr. Glickman in that role, Ronald Rubin would remain as PREIT’s chief executive officer and chairman, Jonathan B. Weller and George F. Rubin would become Vice Chairmen, Edward A. Glickman would become president and chief operating officer and Joseph F. Coradino would become president of

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PREIT Services, LLC and PREIT-RUBIN, Inc., as well as remaining PREIT’s Executive Vice President — Retail.

Ronald Rubin entered into an employment agreement with PREIT as of April 2, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. Under the agreement, Mr. Rubin serves as chairman and chief executive officer of PREIT. Mr. Rubin’s base salary may be increased each year at the discretion of PREIT’s compensation committee. In accordance with the agreement, Mr. Rubin is eligible each year to participate in PREIT’s Incentive Bonus Opportunity Plan, and he received $1,200,000 worth of performance units and 25,952 restricted shares in 2002 subject to the terms of PREIT’s 2002-2004 Long-Term Incentive Plan. PREIT agreed to contribute $100,000 per year to a supplemental retirement plan that will accrue interest at the rate of 10% per year, compounded annually. The amounts in the supplemental retirement plan are payable to Mr. Rubin within 60 days of the termination of his employment for any reason.

Jonathan B. Weller entered into an employment agreement with PREIT as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. Under the agreement, Mr. Weller serves as president and chief operating officer of PREIT. Mr. Weller’s base salary may be increased each year at the discretion of PREIT’s compensation committee. In accordance with the agreement, Mr. Weller is eligible each year to participate in PREIT’s Incentive Bonus Opportunity Plan, and he received $900,000 worth of performance units and 19,464 restricted shares subject to the terms of PREIT’s 2002-2004 Long-Term Incentive Plan. In the agreement, PREIT acknowledged a continuing obligation to contribute amounts to Mr. Weller’s supplemental retirement plan according to a formula contained in that plan. PREIT also acknowledged a continuing obligation to make payments under existing split dollar insurance agreements for the benefit of Mr. Weller’s designated beneficiaries. See footnote 2 to the Summary Compensation Table for PREIT’s payments pursuant to these arrangements in 2001 and 2002. PREIT terminated the split dollar insurance agreements upon the enactment of the Sarbanes-Oxley Act of 2002 and discontinued payments under the insurance agreements. PREIT and Mr. Weller are discussing arrangements to compensate Mr. Weller for the loss of these split-dollar insurance payments, including on a going-forward basis.

Edward A. Glickman entered into an employment agreement with PREIT on November 10, 2000. The employment agreement provides that Mr. Glickman is to serve as chief financial officer of PREIT. The term of the employment agreement was made retroactively effective to January 1, 1999 and extended until September 30, 2002, whereupon it automatically renewed for an additional two-year period, which it will continue to do every other September 30 unless and until either party gives notice of termination at least one year prior to the end of the then current term. Mr. Glickman’s base salary for 2003 was $350,000, and his salary increases by at least $25,000 per year on the first day of each January during the term. The agreement also provides for the payment of a bonus equal to one half of Mr. Glickman’s base salary each year, subject to Mr. Glickman’s meeting performance goals established by PREIT’s compensation committee. Mr. Glickman achieved the performance goals for 2003 and, accordingly, received the full potential bonus payable with respect to 2003. In accordance with the agreement, PREIT granted Mr. Glickman (i) 25,000 restricted shares that vested in full over the five-year period ended January 1, 2004, (ii) an incentive stock option to purchase 11,210 shares at $17.84 per share that vested in full over the two-year period ended January 1, 2004, (iii) a nonqualified stock option to purchase 88,790 shares at $17.84 per share that vested in full over the five-year period ended January 1, 2004, and (iv) 50,000 dividend equivalent rights that vested in full over the five-year period ended January 1, 2004. PREIT has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Glickman within 60 days of the termination of his employment for any reason.

George F. Rubin entered into an employment agreement with PREIT Services, LLC as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. The obligations of PREIT Services under the agreement are guaranteed by PREIT. Under the agreement, Mr. Rubin serves as President of PREIT Services. Mr. Rubin’s base salary may be increased each year at the discretion of PREIT’s compensation committee. In accordance with the agreement, Mr. Rubin is eligible each year to participate in PREIT’s Incentive Bonus Opportunity Plan, and he received $700,000 worth of performance units and 14,273 restricted shares

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subject to the terms of PREIT’s 2002-2004 Long-Term Incentive Plan. PREIT Services has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Rubin within 60 days of the termination of his employment for any reason.

Joseph F. Coradino entered into an employment agreement with PREIT Services, LLC as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. The obligations of PREIT Services under the agreement are guaranteed by PREIT. Under the agreement, Mr. Coradino serves as Executive Vice President — Retail both of PREIT Services and of PREIT. Mr. Coradino’s base salary may be increased each year at the discretion of PREIT’s compensation committee. In accordance with the agreement, Mr. Coradino is eligible each year to participate in PREIT’s Incentive Bonus Opportunity Plan, and he received $600,000 worth of performance units and 13,625 restricted shares subject to the terms of PREIT’s 2002-2004 Long-Term Incentive Plan. PREIT Services has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Coradino within 60 days of the termination of his employment for any reason.

The employment agreements described above contain provisions addressing the consequences of a termination of each executive’s employment. With respect to each executive other than Mr. Glickman, if PREIT or PREIT Services terminates the executive’s employment without specified cause, or if the executive terminates his employment for specified good reason (including the delivery by PREIT or PREIT Services of notice that the term of the agreement will not be renewed), the executive is entitled to a lump-sum severance payment equal to the greater of (a) his base salary through the end of the term plus a portion of the executive’s average bonus for the last three years prorated through the date of termination, or (b) a multiple of the sum of the executive’s then current salary plus a portion of the executive’s average bonus for the last three years prorated through the date of termination. For purposes of the preceding sentence, the phrase “average bonus for the last three years” means the average percentage of the executive’s salary represented by his annual bonus paid in each of the prior three years, multiplied by his then current salary. For Ronald Rubin, the multiple related to part (b) above is three, for Jonathan Weller and George Rubin, the multiple is two and one-half and for Joseph Coradino, the multiple is two. If such a termination occurs within a specified period of time following a change of control of PREIT, then Jonathan Weller’s multiple is increased to three. In the same circumstances, without regard to whether the termination is preceded by a change of control, Mr. Glickman is entitled to three times the sum of his then current salary plus the average of his annual bonus over the last three years. Additionally, Mr. Glickman is entitled to terminate his employment for good reason within specified time periods if Ronald Rubin ceases to be PREIT’s chief executive officer for any reason or if Mr. Glickman is not offered a new three-year employment agreement following a change of control providing for the same title and responsibilities and the same or greater compensation and benefits as in effect immediately before the change of control.

If the executive dies or becomes disabled during the term of his employment agreement, the executive or his estate is entitled to continue to receive his then current salary for the longer of the remainder of the term or one year (two years with respect to Edward Glickman and three years with respect to Ronald Rubin), and to receive a prorated portion of any bonus payable with respect to established performance goals that the company achieves in the year of the executive’s disability or death.

Additionally, the employment agreements provide that if PREIT terminates the employment of any of the executives without cause, if the executive terminates his employment for good reason or if the executive dies or becomes disabled:

•	the executive’s restricted shares and options immediately become vested; and

•	the executive — in some cases including his dependents — is entitled to continuing medical benefits for a specified number of months.

As to Ronald Rubin, Jonathan Weller and Edward Glickman, the employment agreements provide that, in the event any payments to such executives result in the imposition on them of an excise tax under Section 4999 of the Internal Revenue Code, PREIT will pay to such executive an additional amount equal to one half of the excise tax.

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Stock Options

The following table shows the exercise of options to purchase shares and the fiscal year-end value of unexercised options for all of the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table were granted options during 2003.

Aggregate Option Exercises in 2003 and December 31, 2003 Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald Rubin	—	—	150,000	—	$1,633,500	—
Jonathan B. Weller	100,000	$785,368	60,000	—	$955,500	—
Edward A. Glickman	15,740	$148,350	114,260	20,000	$1,849,891	$369,200
George F. Rubin	—	—	75,000	—	$816,750	—
Joseph F. Coradino	30,000	$220,035	—	—	—	—

(1)
In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the shares on December 31, 2003 was $36.30 per share.

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Equity Compensation Plans

The following table summarizes PREIT’s equity compensation plans as of December 31, 2003:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (1)

Equity compensation plans approved by shareholders	652,678	(2)	$21.69	2,592,374	(3)
Equity compensation plans not approved by shareholders	—	(4)	—	40,000
Total	652,678		$21.69	2,632,374

(1)	Does not include shares reflected in the column entitled “Number of shares to be issued upon exercise of outstanding options, warrants and rights” in the table above.

(2)	Does not include 215,458 restricted shares awarded under PREIT’s 1999 and 2003 Equity Incentive Plans that were outstanding and unvested at December 31, 2003.

(3)
Includes 2,335,649 shares available for awards under PREIT’s 2003 Equity Incentive Plan as of December 31, 2003. The 2003 plan was adopted by PREIT’s board of trustees and shareholders in 2003 and authorized PREIT to issue up to 2,500,000 shares in connection with awards of restricted shares, options, share appreciation rights, performance shares, contract shares, bonus shares and dividend equivalent rights. PREIT may make awards under the 2003 plan to its non-employee trustees, officers and other key employees. In connection with PREIT’s merger with Crown American Realty Trust in November 2003, PREIT issued 161,851 options under the 2003 plan in replacement of options held by former trustees, officers and employees of Crown American Realty Trust and its subsidiaries, of which 142,653 remained outstanding and unexercised at December 31, 2003. In addition to these replacement options, as of December 31, 2003, PREIT had awarded 2,500 restricted shares under the 2003 Plan. The compensation committee of PREIT’s board of trustees administers the 2003 Plan. The remaining 256,725 shares include 7,500 shares available for awards under PREIT’s 1990 Stock Option Plan for Non-Employee Trustees and 249,225 shares available for issuance under PREIT’s employee share purchase plans, in each case as of December 31, 2003.

(4)
Does not include 8,335 restricted shares awarded under PREIT’s Restricted Share Plan for Non-Employee Trustees that were outstanding and unvested at December 31, 2003. The Restricted Share Plan for Non-Employee Trustees was adopted in 2002 and authorized PREIT to issue to its trustees who are not employees of PREIT or any of its affiliates up to 50,000 restricted shares. The plan provides for the automatic grant of 1,000 shares to each non-employee trustee on January 31 of each year. As of December 31, 2003, 10,000 restricted shares had been granted under the plan. The restricted shares vest in three approximately equal annual installments so long as the recipient remains a trustee of PREIT. The plan is administered by the compensation committee of PREIT’s board of trustees and is PREIT’s only equity compensation plan that was not approved by PREIT’s shareholders.

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Transactions with Management

TRO Transaction

On September 30, 1997, PREIT acquired The Rubin Organization, Inc. (“TRO”) (since renamed PREIT-RUBIN, Inc.), a commercial real estate development and management firm, in exchange for 200,000 units of limited partnership interest in PREIT Associates, L.P. and a contingent obligation to issue up to 800,000 additional units over a five-year period based on the levels of PREIT’s funds from operations (“FFO”) per share during such period. As part of the TRO Transaction, PREIT acquired or became obligated to acquire, in exchange for additional units, the interests of certain affiliates of TRO (the “TRO Affiliates”), or their rights or obligations to acquire interests, in (1) three existing shopping centers or portions thereof, and two shopping centers then under construction (the “Development Properties”); and (2) the pre- development rights, subject to the obligations of certain TRO Affiliates, in certain additional proposed shopping centers (the “Predevelopment Properties”). In addition, PREIT hired many of the TRO Affiliates, including Ronald Rubin, George F. Rubin, Edward A. Glickman, Joseph F. Coradino, Douglas S. Grayson and David J. Bryant. Each of these individuals serves as an executive officer of PREIT, and Ronald Rubin and George F. Rubin currently serve as trustees of PREIT. Mr. Glickman has been nominated for election as a trustee of PREIT at the annual meeting.

PREIT’s board of trustees received an opinion from Lehman Brothers that the consideration to be paid was fair from a financial point of view, and PREIT’s shareholders approved PREIT’s completion of the TRO Transaction at a special meeting of shareholders held on September 29, 1997. At the closing of the TRO Transaction, in exchange for their direct and indirect interests in TRO and certain of the Development Properties: (1) Ronald Rubin received, directly or indirectly, 144,359 units; (2) George F. Rubin received, directly or indirectly, 86,462 units; (3) Edward Glickman received 13,633 units; (4) Joseph F. Coradino received 28,691 units; (5) Douglas S. Grayson received 5,968 units; and (6) David J. Bryant received 1,639 units. The amounts shown above for each of Ronald Rubin and George F. Rubin include 12,167 units held by a trust of which both are beneficiaries.

In connection with the TRO Transaction, PREIT established a special committee (the “Special TRO Committee”) of disinterested trustees, consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and Jeffrey P. Orleans, for the purpose of addressing and resolving any matters pertaining to the 800,000 additional units that were issuable after the closing of the TRO Transaction. In 2002, the role of the Special TRO Committee was expanded to include addressing and resolving any matters pertaining to the Development Properties and the Predevelopment Properties.

As stated above, the TRO Transaction entitled the TRO Affiliates to receive up to 800,000 additional units based on PREIT’s FFO for the five-year period beginning September 30, 1997. All 665,000 units attributable to the period beginning September 30, 1997 and ending December 31, 2001 were issued to the TRO Affiliates. The determination regarding the remaining 135,000 units attributable to the period from January 1, 2002 through September 30, 2002 was deferred until March of 2004. In March of 2004, the Special TRO Committee determined that 76,622 of these 135,000 units should be issued. Because the issuance of these units was deferred until March of 2004, PREIT also paid to the TRO Affiliates $253,671 in cash in respect of distributions that would have been paid on the units, plus interest.

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The TRO Affiliates also were eligible to receive additional units in respect of PREIT’s payment for the Development and Predevelopment Properties. In December of 2003, in exchange for the remaining 11% interest in a parcel related to Northeast Tower Center — one of the Development Properties — Ronald Rubin received 4,551 units and George F. Rubin received 1,738 units. In March of 2004, the Special TRO Committee determined that 37,549 units should be issued to the TRO Affiliates in respect of the Development Properties. Because the issuance of these units was deferred until March of 2004, PREIT also paid to the TRO Affiliates $342,393 in cash in respect of distributions that would have been paid on the units from the completion date of the applicable property through March 25, 2004, plus interest. Also in March of 2004, the Special TRO Committee determined that 165,739 units were issuable to the TRO Affiliates in respect of the Predevelopment Properties. Because the issuance of these units was deferred until March of 2004, PREIT also paid to the TRO Affiliates $1,635,607 in cash in respect of distributions that would have been paid on the units from the completion date of the applicable property through March 25, 2004, plus interest.

In connection with the Special TRO Committee’s determinations to issue the units and make the cash payments in March of 2004 as described above, (1) Ronald Rubin received 104,282 units and $819,561 in cash; (2) George F. Rubin received 46,336 units and $362,535 in cash; (3) Joseph F. Coradino received 19,133 units and $150,105 in cash; (4) Edward A. Glickman received 11,272 units and $88,771 in cash; (5) Douglas S. Grayson received 5,529 units and $42,920 in cash; and (6) David J. Bryant received 1,277 units and $59,772 in cash ($50,000 of which was allocated to Mr. Bryant by the TRO Affiliates for his efforts in connection with the determination of the final payments). The TRO Affiliates have agreed in writing that they are not entitled to any additional consideration in respect of the TRO Transaction. However, PREIT’s board must determine whether PREIT will purchase or continue to lease art work and other property at its principal executive office that the former TRO Affiliates leased to PREIT for a nominal amount for a term of five years beginning at the closing of the TRO Transaction.

Holders of units generally receive distributions at the approximate times, and in the same amounts, as PREIT pays dividends to its shareholders. Units may be redeemed by their holders for an amount per unit equal to the average closing price of a PREIT share on the twenty trading days immediately before the date notice of redemption is received by PREIT in its capacity as general partner of PREIT Associates, L.P. PREIT has the right to acquire any units tendered for redemption for cash or PREIT shares, on the basis of one share for each unit, subject to adjustments for share splits and other capital changes. All of the units issued to the TRO Affiliates were Class A units, meaning that they may not be redeemed until one year after their respective dates of issuance.

New Castle Transaction

On April 28, 2003, PREIT — through exchange intermediaries for purposes of complying with the provisions of Section 1031 of the Internal Revenue Code — acquired Moorestown Mall, The Gallery at Market East and Exton Square Mall from affiliated companies of The Rouse Company (“Rouse”) in exchange for cash and the assumption of mortgage debt on certain of those malls. Also on April 28, 2003, New Castle Associates acquired Cherry Hill Mall from Rouse in exchange for New Castle Associates’ interest in Christiana Mall, cash and the assumption by New Castle Associates of mortgage debt on Cherry Hill Mall. One of the partners of New Castle Associates, which was both the sole general partner and a limited partner of New Castle Associates, is Pan American Associates, which is controlled by Ronald Rubin and George F. Rubin.

Also on April 28, 2003, PREIT acquired 49% of the aggregate partnership interests in New Castle Associates from partners of New Castle Associates other than Pan American Associates, in exchange for an aggregate of 585,422 units. Subsequently, PREIT increased its aggregate ownership interest in New Castle Associates to approximately 73% by acquiring an additional ownership interest directly from New Castle Associates in exchange for a cash investment in New Castle Associates of approximately $30.8 million. This cash investment was used by New Castle Associates to pay the majority of the cash portion of the purchase price and associated costs for Cherry Hill Mall.

PREIT also obtained an option, exercisable commencing April 30, 2004 and expiring October 27, 2004, to acquire the remaining interests in New Castle Associates, including that of Pan American Associates, in exchange for an aggregate of 609,317 additional units. PREIT intends to exercise this option within the applicable time periods. However, if PREIT does not exercise this option, then the remaining partners of New Castle Associates will have the right, beginning April 28, 2008 and expiring October 25, 2008, to require PREIT to acquire the

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remaining interests in New Castle Associates in exchange for an aggregate of 670,249 additional units. Any units issued to Pan American Associates as a result of these call and put rights will be Class A units.

Unless and until PREIT acquires the remaining interests in New Castle Associates, the remaining partners of New Castle Associates other than PREIT are entitled to receive a cumulative preferred distribution from New Castle Associates on their remaining interests in New Castle Associates equal to $1.2 million in the aggregate per annum, subject to certain downward adjustments based upon certain capital distributions by New Castle Associates. If PREIT does not exercise its call right, this preferred distribution will increase by 50% beginning January 1, 2005 and by an additional 5% over the amount for the preceding year beginning each January 1 thereafter. If the remaining New Castle Associates partners do not exercise their put rights, this preferred distribution will terminate on October 25, 2008. By reason of their interest in Pan American Associates, Ronald Rubin currently has a 9.37% indirect limited partner interest in New Castle Associates and George F. Rubin currently has a 1.43% indirect limited partner interest in New Castle Associates.

In connection with PREIT’s acquisition of its interest in New Castle Associates, Pan American Associates ceased to be a general partner of New Castle Associates and PREIT designated one of its affiliates as the sole general partner. Certain former partners of New Castle Associates not affiliated with PREIT exercised their special right to redeem for cash an aggregate of 261,349 units issued to such partners at closing, and PREIT paid to those partners an aggregate amount of approximately $7.7 million. PREIT also granted registration rights to the partners of New Castle Associates with respect to PREIT shares underlying the units issued or to be issued to them, other than those units redeemed for cash following the closing.

To facilitate the exchange of Christiana Mall for Cherry Hill Mall, PREIT waived any right of first refusal that it may have had with respect to the sale of Christiana Mall by New Castle Associates. Upon the sale of Christiana Mall by New Castle Associates, PREIT’s management and leasing agreement for that property was terminated, and PREIT received a brokerage fee of $2.0 million from New Castle Associates in respect of the exchange of Christiana Mall for Cherry Hill Mall. PREIT also entered into a new management and leasing agreement with New Castle Associates for Cherry Hill Mall, which provides for a fee of approximately 5.25% of all rents and other revenues received by New Castle Associates from the ownership of Cherry Hill Mall.

A special committee of PREIT’s board of trustees comprised of all five of its non-management trustees (before the election of John J. Roberts, Donald F. Mazziotti and Mark E. Pasquerilla as additional non-management trustees) was formed to consider the fairness of the New Castle Associates contribution transaction (including the relevant elements of the Rouse transaction), and the special committee approved those transactions.

Crown Transaction

In accordance with the merger agreement between PREIT and Crown American Realty Trust (the “Merger Agreement”), PREIT’s board of trustees expanded the size of the board by two in December 2003 and elected Messrs. Pasquerilla and Mazziotti — who were members of Crown’s board at the time of the merger — to fill the vacancies created by the expansion.

In connection with the execution of the Merger Agreement, Crown and Crown American Properties, L.P., a limited partnership of which Crown was the sole general partner before the Merger (“CAP”), entered into a distribution agreement (the “Crown Distribution Agreement”), PREIT and PREIT Associates, L.P. entered into a contribution agreement (the “PREIT Contribution Agreement”) and CAP and PREIT Associates, L.P. entered into a contribution agreement (the “CAP Contribution Agreement”), each dated as of May 13, 2003. Pursuant to the Crown Distribution Agreement, two business days before the closing of the Merger, CAP distributed Crown’s proportionate interest in all of CAP’s assets and substantially all of CAP’s liabilities (the “Distributed Share”) to Crown in complete liquidation of Crown’s partnership interests in CAP, including its general partner interest. Following this distribution transaction, Crown was replaced as the general partner of CAP by Crown American Investment Company (“CAIC”), an entity controlled by Mr. Pasquerilla, who at the time was Crown’s chairman and chief executive officer. CAP’s sole limited partners following the distribution transaction are CAIC and Crown Investments Trust (“CIT”), which also is controlled by Mr. Pasquerilla.

Pursuant to the PREIT Contribution Agreement, immediately after the closing of the Merger, PREIT contributed the Distributed Share — to which PREIT succeeded in the merger — to PREIT Associates, L.P. in

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exchange for approximately 11,725,175 common units and 2,475,000 preferred units. The number of common and preferred units received by PREIT equals the number of common shares and preferred shares that PREIT issued to the former Crown common and preferred shareholders in the Merger. Pursuant to the CAP Contribution Agreement, immediately after the closing of the Merger, CAP contributed the remaining interest in all of CAP’s assets — excluding a portion of CAP’s interest in two partnerships — and substantially all of CAP’s liabilities to PREIT Associates, L.P. in exchange for 1,703,214 units.

As a result of the distribution from CAP to Crown, followed by the merger of Crown with and into PREIT, followed by the contributions by PREIT and CAP to PREIT Associates, L.P., PREIT Associates, L.P. acquired substantially all of CAP’s assets and liabilities other than an 11% interest in the capital and 1% interest in the profits of two partnerships that own 14 shopping malls. CAP’s retained interest in the two partnerships (the “Retained Interest”) entitles CAP to a quarterly cumulative preferred distribution of $184,300 and is subject to a put-call arrangement between CAP and PREIT Associates, L.P. pursuant to which PREIT Associates, L.P. has the right to require CAP to contribute the Retained Interest to PREIT Associates, L.P. following the 36th month after the closing of the Merger and CAP has the right to contribute the Retained Interest to PREIT Associates, L.P. following the 40th month after the closing of the Merger, in each case in exchange for 341,297 additional units.

In connection with the execution of the Merger Agreement, CAP and CIT entered into an Agreement of Exchange, dated as of May 13, 2003. Pursuant to the exchange agreement, immediately before the distribution of the Distributed Share from CAP to Crown, CAP transferred Pasquerilla Plaza in Johnstown, Pennsylvania, where Crown formerly maintained its executive offices, to CIT in exchange for 14 unimproved parcels of property adjacent to three of Crown’s malls and approximately $1.25 million in cash. PREIT entered into a lease with CIT with respect to certain space in Pasquerilla Plaza for use in connection with PREIT’s post-closing transition activities. Rental payments on this lease in 2003 totaled $29,410. PREIT is continuing to negotiate with an entity controlled by Mark Pasquerilla for the sale of certain personal property in Pasquerilla Plaza by PREIT to that entity. PREIT also contracted with an entity controlled by Mr. Pasquerilla to provide information technology support services to PREIT at Pasquerilla Plaza during the transition period, which is expected to last for approximately six months, although PREIT has the option of extending the period for up to an additional three months. Payments for these support services in 2003 totaled $27,340. Following the conclusion of the transition period, the entity controlled by Mr. Pasquerilla has the option of obtaining from PREIT much of the information technology equipment, either through assumption of remaining lease payments for the equipment, meeting the buyout terms of leases or through direct purchase from PREIT.

In connection with the execution of the Merger Agreement, the cash flow support obligations of Mr. Pasquerilla and entities affiliated with Mr. Pasquerilla (the “Pasquerilla Group”) to Crown and CAP were terminated in consideration for a reduction in the Pasquerilla Group’s economic interest in CAP. In addition, the Pasquerilla Group entered into an indemnification agreement with PREIT, dated as of May 13, 2003, whereby the Pasquerilla Group agreed to indemnify PREIT for certain liabilities that PREIT may incur as a result of various transactions among the Pasquerilla Group, on the one hand, and Crown and CAP, on the other hand. The indemnification agreement also provides for certain participation rights for PREIT in any net proceeds received by the Pasquerilla Group upon the resale of Oak Ridge Mall or Pasquerilla Plaza in excess of specified amounts within specified time periods.

PREIT also entered into a tax protection agreement with the members of the Pasquerilla Group in connection with the Merger. Under this tax protection agreement, PREIT agreed not to dispose of certain protected properties acquired in the Merger in a taxable transaction until the earlier of November 20, 2011 or the date on which the Pasquerilla Group collectively owns less than 25% of the aggregate of the shares and units that they acquired in the Merger. If PREIT violates the tax protection agreement during the first five years of the protection period, it would owe as damages the sum of the hypothetical tax owed by the Pasquerilla Group, plus an amount intended to make the Pasquerilla Group whole for taxes that may be due upon receipt of those damages. From the end of the first five years through the end of the tax protection period, damages are intended to compensate the affected parties for interest expense incurred on amounts borrowed to pay the taxes incurred on the prohibited sale. If PREIT were to sell properties in violation of the tax protection agreement, the amounts that PREIT would be required to pay to the Pasquerilla Group could be substantial.

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The members of the Pasquerilla Group entered into several additional agreements with PREIT in connection with the closing of the Merger. These agreements include (1) a shareholder agreement, under which the Pasquerilla Group agreed that, for a period of five years and nine months following the closing of the Merger, if any of them transfer the PREIT common shares received by them in connection with the Merger or the related transactions other than in accordance with the terms of the shareholder agreement, they will forfeit a portion of their rights under the tax protection agreement or, in certain circumstances, Mr. Pasquerilla can elect to surrender his seat on PREIT’s board of trustees in lieu of forfeiting a portion of the rights under the tax protection agreement; (2) a registration rights agreement, under which PREIT granted to the Pasquerilla Group certain registration rights in respect of the PREIT common shares and the PREIT common shares underlying units received by them in connection with the Merger and the related transactions; (3) a standstill agreement, under which the Pasquerilla Group agreed to certain restrictions on their ability to acquire additional securities of PREIT or otherwise seek, alone or together with others, to acquire control of the board of trustees of PREIT, which restrictions will remain in place until the later of the eighth anniversary of the closing of the Merger or such time as Mr. Pasquerilla no longer serves as a trustee of PREIT; (4) a non-competition agreement, under which the Pasquerilla Group agreed that, for a period of eight years following the closing of the Merger, they will not engage in certain activities that would be competitive with PREIT, solicit PREIT’s employees or induce PREIT’s business contacts to curtail or terminate their business relationship with PREIT; and (5) an intellectual property license agreement under which certain members of the Pasquerilla Group granted a non-exclusive, non-assignable, non-transferable, non-sublicenseable, royalty-free license for PREIT and its affiliates to use certain intellectual property and domain names associated with the Crown name and logo.

Other Transactions

A partnership in which Jeffery P. Orleans—one of PREIT’s trustees—is a limited partner is entitled to receive a portion of the annual net profits attributable to certain branch offices of First American Title Insurance Company. PREIT paid fees to First American in 2003 that resulted in indirect payments from First American to Mr. Orleans of approximately $75,000.

During 2003, PREIT-RUBIN provided real estate management and other services to 15 properties in which Ronald Rubin and/or George Rubin have indirect interests. Total revenues earned by PREIT-RUBIN for such services were approximately $4.2 million for the calendar year ended December 31, 2003. As of December 31, 2003, approximately $0.2 million was due from these affiliates. Of this amount, approximately $0.1 million was collected subsequent to December 31, 2003. The remaining approximately $0.1 million is due in installments to be paid through 2010, plus interest at the rate of 10% per annum. Of the 15 properties discussed above, two were sold during 2003, resulting in brokerage fees paid to PREIT-RUBIN aggregating $2.2 million.

PREIT and PREIT-RUBIN lease their principal executive office from an entity in which Ronald Rubin and George F. Rubin have indirect ownership interests. The lease term currently is scheduled to expire on July 31, 2009. In 2003, PREIT and PREIT-RUBIN paid approximately $1.0 million on this lease. PREIT currently is negotiating a significant expansion of this office space, which is expected to increase the aggregate square feet leased from approximately 57,700 square feet to approximately 80,700 square feet. Ronald Rubin and George F. Rubin, collectively with members of their immediate family, own approximately a 16.66% interest in the entity that leases the property to PREIT and PREIT-RUBIN.

PREIT currently is evaluating a potential acquisition of an approximately 800,000 square foot, enclosed mall and adjacent shopping center in southern New Jersey from an entity in which Ronald Rubin and George F. Rubin, directly or indirectly, have approximately a 71% ownership interest. PREIT’s board of trustees has established a special committee consisting of all of PREIT’s non-management trustees to consider the transaction and to arrange for an appraisal of the property to assist in determining a proposed purchase price. The special committee has not made any determinations, and PREIT cannot assure you that it will enter into an agreement to, or that it ultimately will, acquire the mall.

Two of George F. Rubin’s sons — Daniel Rubin and Timothy Rubin — are employed by subsidiaries of PREIT. Daniel Rubin’s annual salary in 2003 was approximately $80,000 and in 2004 is $100,000. Timothy Rubin’s annual salary in 2003 was $147,500 and in 2004 is $190,000. In addition, Timothy Rubin received 4,000 restricted shares in 2003 valued at approximately $140,000 and his bonus for 2003 was $84,000.

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Board Matters

PREIT has a standing compensation committee, a standing audit committee and a standing nominating and governance committee. PREIT also has authorized the establishment of a standing executive committee to consist of three members. PREIT’s board of trustees has not yet appointed any members to the executive committee, but at least two of the three seats are expected to be filled by trustees who are independent of management.

The compensation committee, which is comprised of Leonard I. Korman, Chair, Rosemarie B. Greco, Lee H. Javitch and Ira M. Lubert, met three times during 2003. The principal duties of the compensation committee are to review and approve goals and objectives relevant to the compensation of PREIT’s chief executive officer and other executive officers, to evaluate performance against these goals and objectives and to set compensation accordingly and in light of existing agreements, to make recommendations to PREIT’s board of trustees regarding incentive compensation and equity-based plans and to administer these plans.

The audit committee, which in 2003 was comprised of Rosemarie B. Greco, Chair, Lee H. Javitch, Jeffrey P. Orleans and John J. Roberts, and currently is comprised of John J. Roberts, Chair, Rosemarie B. Greco, Lee H. Javitch and Donald F. Mazziotti, met seven times during 2003. The principal duties of the audit committee are to oversee PREIT’s accounting and financial reporting processes and the audit of PREIT’s financial statements, to select and retain independent public accountants, to review with management and the independent accountants PREIT’s annual financial statements and related footnotes, to review PREIT’s internal audit activities, to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations and to review with the independent accountants matters relating to PREIT’s system of internal controls.

The nominating and governance committee, which was constituted in 2003 and is comprised of Ira M. Lubert, Chair, Leonard I. Korman, Jeffrey P. Orleans and John J. Roberts, met twice during 2003. The principal duties of the nominating and governance committee are to identify individuals qualified to become trustees of PREIT, recommend trustee nominees and trustee committee appointments to the board, develop and recommend a set of governance principles applicable to PREIT and consider and approve goals and objectives for PREIT and its senior management.

The nominating and governance committee chooses candidates for the office of trustee without regard to sex, race, religion or national origin, and its charter specifies the following minimum qualifications, qualities and skills that a committee-recommended nominee must possess: the highest character and integrity; sufficient experience to enable a meaningful contribution to PREIT and its board of trustees; and sufficient time available to devote to PREIT’s affairs and to carry out the responsibilities of a trustee. The nominating and governance committee does not solicit recommendations from shareholders regarding trustee nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the nominating and governance committee to asses the candidates’ qualifications, along with confirmation of the candidates’ consent to serve as a trustee if elected. Such recommendations should be sent care of Bruce Goldman, Executive Vice President — General Counsel and Assistant Secretary, Pennsylvania Real Estate Investment Trust, The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania 19102. Any recommendation received from shareholders after January 1 of any year will not be considered until the following year. In addition to considering candidates recommended by shareholders, the committee considers potential candidates recommended by PREIT’s current trustees and officers, and may utilize independent search firms to assist in identifying candidates. The committee screens all candidates in the same manner regardless of the source of the recommendation, but only shareholder recommendations are subject to the January 1 deadline for submission for consideration in any given year. In each case, the committee determines whether a recommended candidate meets PREIT’s minimum qualifications and specific qualities and skills for trustees and whether requesting additional information or an interview is appropriate.

In addition to PREIT’s board and committee meetings, the non-management members of PREIT’s board meet separately at regularly scheduled meetings at least twice per year. The presiding member of these meetings rotates at each meeting. In addition to the regularly scheduled meetings of the non-management members of PREIT’s board of trustees, PREIT’s independent trustees meet separately at least once per year.

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Any interested party wishing to communicate with PREIT’s board of trustees, the non-management trustees or any individual PREIT trustee on a confidential basis may do so in writing addressed, as applicable, to the board, the non-management trustees or the individual trustee and sent care of Bruce Goldman, Executive Vice President — General Counsel and Assistant Secretary, Pennsylvania Real Estate Investment Trust, The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania 19102. PREIT’s General Counsel will review any such communication and will deliver all such communications to the addressee.

Once duly constituted, the executive committee will be authorized to exercise all of the powers and authority of the board of trustees between meetings of the board of trustees, except for matters that expressly are reserved by PREIT’s bylaws to the full board of trustees or to another committee of the board of trustees.

The board of trustees met ten times in 2003. All of the trustees attended at least 75% of board and applicable committee meetings in 2003. The board’s policy is that trustees are expected to attend PREIT’s annual meeting of shareholders. Last year, all of the trustees other than Ira M. Lubert attended the annual meeting.

Trustees who are not officers of PREIT received an annual retainer for 2003 of $20,000, plus $1,000 per board of trustees meeting and committee meeting attended and $500 for telephonic meetings. In addition, the Chairpersons of PREIT’s audit committee, compensation committee and nominating and governance committee each receive an additional annual retainer of $10,000. Non-employee trustees also receive 1,000 restricted shares on January 31 of each year under the Restricted Share Plan for Non-Employee Trustees, and receive a grant of 5,000 options upon first becoming a trustee.

Corporate Governance

PREIT’s corporate governance guidelines, codes of business conduct and ethics and the governing charters for the compensation committee, audit committee and nominating and governance committee of PREIT’s board of trustees are available free of charge on PREIT’s website at www.preit.com, as well as in print to any shareholder upon request. PREIT’s board of trustees and the nominating and governance committee of PREIT’s board regularly review corporate governance developments and modify these guidelines, codes and charters as warranted. Any modifications are reflected on PREIT’s website.

Over half of the members of PREIT’s board of trustees are independent trustees. For a trustee to be considered independent, PREIT’s board must determine that the trustee does not have any direct or indirect material relationship with PREIT. PREIT’s board has established guidelines to assist it in determining trustee independence. These guidelines conform to the independence requirements in the New York Stock Exchange listing rules. In addition, PREIT’s board has adopted a categorical standard to assist it in making determinations of independence. The guidelines and the categorical standard that PREIT’s board of trustees uses to determine whether a trustee is independent are described in section I.1. of PREIT’s corporate governance guidelines. The board has determined that the following seven members of PREIT’s eleven member board of trustees satisfy the New York Stock Exchange’s independence requirements and PREIT’s guidelines: Rosemarie B. Greco, Lee H. Javitch, Leonard I. Korman, Ira M. Lubert, Donald F. Mazziotti, Jeffrey P. Orleans and John J. Roberts.

All members of the compensation committee, audit committee and nominating and governance committee of PREIT’s board of trustees must be, and are, independent trustees. Members of the audit committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from PREIT or any of its subsidiaries other than compensation for serving on PREIT’s board or on committees of PREIT’s board. Only the seven independent trustees listed above serve on the compensation committee, audit committee and nominating and governance committee of PREIT’s board of trustees, and each of the members of PREIT’s audit committee satisfy the SEC’s enhanced independence standards.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PREIT’s executive officers and trustees and persons who own more than ten percent of a registered class of PREIT’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish PREIT with copies of these reports. Based on PREIT’s review of the copies of the reports it has received, and written representations received from certain reporting persons with respect to the filing of reports on Form 3, 4 and 5, PREIT believes that all filings required to be made by the reporting persons since the beginning of 2003 were made on a timely basis except for the following: Ronald Rubin, George F. Rubin, Edward A. Glickman, Jonathan B. Weller, Jeffrey A. Linn, David J. Bryant and Raymond J. Trost (who has since ceased to be a reporting person) each were late in reporting the receipt of a small number of shares upon termination of the PREIT-RUBIN Stock Bonus Plan in 2003; Joseph F. Coradino, Bruce Goldman, Douglas S. Grayson and Jeffrey A. Linn each were late in reporting the disposition of a small number of restricted shares to PREIT to satisfy tax withholding obligations that accrued upon the vesting of restricted shares in 2003; Jeffrey P. Orleans was late in reporting the disposition of a small number of shares by a trust of which he is the co-trustee; and Leonard Korman was late in reporting that he was appointed in 2003 as a co-trustee of a trust that held 8,800 shares and that 39,640 shares were transferred in 2004 to a second trust of which he is a co-trustee.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is or was during 2003 an employee, or is or ever has been an officer, of PREIT or its subsidiaries. No executive officer of PREIT served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of PREIT’s board of trustees or compensation committee.

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Compensation Committee Report on Executive Compensation

PREIT’s compensation committee is responsible for setting goals and objectives relevant to the compensation of PREIT’s chief executive officer and other executive officers, for evaluating the performance of these executive officers against the goals and objectives and, after taking existing agreements into account, for determining appropriate compensation. The compensation committee also is responsible for recommending incentive compensation and equity-based plans to PREIT’s board of trustees, and for administering the policies that govern PREIT’s equity incentive plans. The compensation committee consists of four of PREIT’s independent trustees.

The members of the compensation committee believe that PREIT’s success is due largely to the efforts of its employees and, in particular, the leadership of its officers. Therefore, the compensation committee believes it is important to:

•
create a fair, reasonable and balanced executive compensation program that incentivizes and rewards management for performance while closely aligning the interests of management with those of shareholders;

•	foster excellence and create annual and long-term incentives that enable PREIT to attract, retain and motivate key executives; and

•
provide a mix of cash and share-based compensation programs that are competitive with a select group of real estate investment trusts that the members of the compensation committee believe are comparable to PREIT.

Each executive officer’s salary, including that of the chief executive officer, is based on his employment contract and the competitive market for the executive officer’s services, considering the executive’s specific responsibilities, experience and overall performance. The compensation committee reviews each executive officer’s salary and adjusts the salary to account for inflation, any change in the executive’s responsibilities and any change in the competitive marketplace, as well as any increases required by the executive’s employment contract. The compensation committee has retained consultants to advise on compensation arrangements and to compare PREIT’s compensation policies and the amount and form of compensation PREIT pays to its key executives to that of other companies that the consultants and the compensation committee identify as PREIT’s peers.

The compensation committee periodically awards to executive officers cash bonuses based on specified percentages of the executive’s base salary, as well as restricted shares, options to purchase shares or other share-based compensation. These awards are based on PREIT’s financial results and the executive officer’s accomplishments in his or her area of responsibility, and the compensation committee is responsible for

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establishing performance criteria applicable to performance-based compensation — both based on PREIT’s financial performance and on individual performance — and for determining the achievement of the performance criteria. In addition to annual cash bonuses with respect to 2003, the compensation committee determined that additional cash bonuses should be paid to PREIT’s executive officers, including a $500,000 cash bonus to PREIT’s chief executive officer, for their efforts in connection with the completion of several significant transactions in 2003 that resulted in the transformation of PREIT’s strategic focus to the retail sector.

The compensation committee believes that restricted share awards and cash bonuses based on PREIT’s financial performance are important elements in PREIT’s compensation structure because these awards promote alignment of the interests of PREIT’s key employees with the interests of PREIT’s shareholders. The compensation committee generally sets the criteria for PREIT’s financial performance based on PREIT’s total shareholder return as compared to that of its competitors and/or the achievement of predetermined “funds from operations,” as defined by the National Association of Real Estate Investment Trusts. The compensation committee believes that, due to the nature of PREIT’s business, funds from operations is a better measurement of PREIT’s operating performance than its reported net income because funds from operations excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of interests in real estate and depreciation and amortization of real estate. In general total shareholder return is used more often than funds from operations with respect to awards of longer-term compensation.

In connection with restricted shares awarded in 2002 under PREIT’s 2002-2004 Long-Term Incentive Plan, the compensation committee set the financial targets for 2003 based on PREIT’s achievement of a total shareholder return of a specified percentage above the total shareholder return achieved by an index of other real estate investment trusts. The compensation committee determined that PREIT’s total shareholder return exceeded the applicable targets for 2003, which resulted in the vesting of all of the performance-based restricted shares that were subject to vesting under that plan in 2003.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to PREIT’s chief executive officer and its four other most highly compensated executive officers as of the close of PREIT’s tax year. To qualify for deductibility under Section 162(m), compensation — including base salary, annual bonuses, and compensation attributable to restricted stock vesting and nonqualified benefits — in excess of $1,000,000 per year paid to each of these executive officers generally must be “performance-based” compensation as determined under Section 162(m). To be performance-based compensation, the material terms of the performance goal(s) under which the compensation is to be paid must be disclosed to and approved by shareholders before the compensation is paid. Although the compensation committee’s intention is, to the greatest extent reasonable, to structure compensation so that it satisfies the “performance based” compensation requirements under Section 162(m), the compensation committee will balance the costs and burdens involved in doing so against the value to PREIT and its shareholders of the tax benefits to be obtained by PREIT in doing so. Accordingly, the compensation committee reserves the right to design programs that recognize a full range of performance criteria important to PREIT’s success, even where the compensation paid under such programs may not be fully deductible as a result of Section 162(m).

SUBMITTED BY THE EXECUTIVE
COMPENSATION AND HUMAN RESOURCES
COMMITTEE OF THE BOARD OF TRUSTEES

Leonard I. Korman, Chairman
Rosemarie B. Greco
Lee H. Javitch
Ira M. Lubert

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Performance Graph

The graph below compares PREIT’s cumulative shareholder return with the cumulative total return of the S&P 500, the Russell 2000 and the index of all equity real estate investment trusts (excluding health care real estate investment trusts) as prepared by the National Association of Real Estate Investment Trusts. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at December 31, 1998 and that all dividends were reinvested.

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Audit Committee Report

PREIT’s audit committee is governed by an amended and restated charter approved and adopted by PREIT on April 14, 2004. A copy of the charter is attached as Appendix A to this proxy statement. PREIT’s board of trustees has determined that all of the members of the audit committee are independent based on the New York Stock Exchange listing rules and PREIT’s own independence guidelines. Each member of the committee also meets the SEC’s additional independence requirement for audit committee members. In addition, PREIT’s board of trustees has determined that John J. Roberts is an “audit committee financial expert,” as defined by SEC rules.

PREIT’s management has primary responsibility for PREIT’s financial statements. KPMG LLP, PREIT’s independent auditor for 2003, is responsible for expressing an opinion on the conformity of PREIT’s audited financial statements with generally accepted accounting principles. Before PREIT’s annual report on Form 10-K for the year ended December 31, 2003 was filed with the SEC, the audit committee reviewed and discussed with management and KPMG PREIT’s audited financial statements for the year ended December 31, 2003, which included the consolidated balance sheets of PREIT as of December 31, 2003 and 2002, the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2003, and the notes thereto. In connection with this review, the audit committee, among other things:

•	made inquiries of PREIT’s internal auditor and KPMG to determine that management maintained the reliability and integrity of PREIT’s accounting policies and financial reporting practices; and

•	reviewed with KPMG its views on the quality of PREIT’s implementation of accounting principles, disclosure practices and use of accounting estimates in preparing the financial statements.

The audit committee discussed with KPMG the matters required to be discussed by SAS 61 (Communications with Audit Committees), as amended by SAS 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of PREIT’s financial statements. The audit committee received written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, which relates to the accountants’ independence from PREIT and its related entities, and has discussed with KPMG their independence from PREIT.

Based on the review and discussions referred to above, the audit committee recommended to PREIT’s board of trustees that PREIT’s audited financial statements be included in PREIT’s annual report on Form 10-K for the year ended December 31, 2003.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

John J. Roberts, Chairman
Rosemarie B. Greco
Lee H. Javitch
Donald F. Mazziotti

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Additional Information Regarding Our Independent Auditor

In addition to retaining KPMG to audit PREIT’s consolidated financial statements for 2003, PREIT retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2003. PREIT understands the need for KPMG to maintain objectivity and independence in its audit of PREIT’s financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, PREIT’s audit committee is required to pre-approve all non-audit work performed by KPMG.

The aggregate fees billed for professional services by KPMG in 2003 and 2002 for these various services were:

Type of Fees	2003	2002

Audit Fees	$1,188,500	$430,000
Audit-Related Fees	54,000	90,500
Tax Fees	491,900	303,000
All Other Fees	—	—

Total	$1,734,400	$823,500

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees PREIT paid KPMG for professional services for the audit of PREIT’s consolidated financial statements included in Form 10-Ks, review of financial statements included in Form 10-Qs, and for services that normally are provided by the accountant in connection with the review of SEC registration statements and other filings, comfort letters and consents; “audit-related fees” are fees for audits and reviews of partnership financial statements to satisfy lender or partnership agreement requirements; “tax fees” are fees for tax compliance and other tax consultation related to the significant transactions consummated by PREIT during 2003. The fees listed in the table above were pre-approved by the audit committee. The audit committee considered the nature of the non-audit services provided by KPMG and determined that those services were compatible with the provision of independent audit services by KPMG.

Principal Security Holders

The following table shows information concerning beneficial ownership of PREIT’s shares by the only persons shown by PREIT’s or the SEC’s records as beneficially owning more than 5% of PREIT’s shares:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of Date of Applicable SEC Filing	Percent of Outstanding Shares as of April 1, 2004

Shares of Beneficial Interest	Deutsche Bank AG	3,769,551(1)	10.5%
Shares of Beneficial Interest	Mark E. Pasquerilla	2,398,073(2)	6.4%

(1)	Includes shares beneficially owned by RREEF America, L.L.C., Deutsche Investment Management Americas Inc., and Deutsche Bank Trust Company Americas, which are subsidiaries of Deutsche Bank AG.

(2)	See footnote 9 to the table appearing under the heading “Election of Trustees.”

Incorporation by Reference

The information contained in this proxy statement under the headings “Compensation Committee Report on Executive Compensation,” “Performance Graph,” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the SEC, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that PREIT specifically incorporates it by reference in a filing.

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Shareholders’ Proposals

Under SEC rules, certain shareholder proposals may be included in PREIT’s proxy statement. Any shareholder desiring to have such a proposal included in PREIT’s proxy statement for the annual meeting to be held in 2004 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to PREIT’s executive offices by January 3, 2005. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by March 19, 2005, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal. PREIT has not received any such proposal to be submitted from the floor at the upcoming meeting.

By Order of the Board of Trustees

Jeffrey A. Linn
Secretary

April 29, 2004

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Appendix A

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Audit Committee Charter

I.	Organization

1.	There shall be a committee of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) to be known as the Audit Committee.

2.	Audit Committee members and the committee chairman shall be designated by the full Board of Trustees upon the recommendation of the Nominating and Governance Committee.

3.
The Audit Committee shall be composed of at least three financially literate members of the Board of Trustees each of whom are affirmatively determined to be independent by the Board of Trustees consistent with the criteria set forth on Annex A, as determined in each case by the Board of Trustees in its business judgment. The Audit Committee shall have such number of members meeting such qualification criteria as shall be required by applicable law, rule or regulation as determined by the Board of Trustees in its business judgment. The Company’s proxy statement shall disclose that all Audit Committee members have been determined to be independent and that the composition of the Audit Committee complies with all applicable qualification criteria.

4.
No Audit Committee member may serve on the Audit Committee of more than two other public companies unless the Board of Trustees affirmatively determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee, such determination to be disclosed in the Company’s annual proxy statement.

5.
Members of the Audit Committee may be removed from the Audit Committee by the full Board of Trustees, upon the recommendation of any Trustee, this Committee or the Nominating and Governance Committee of the Board of Trustees and upon a determination by the full Board of Trustees that such member is not fulfilling his or her duties under this Charter.

6.
The Company shall disclose in its proxy statements that it has a written Audit Committee Charter and will file a copy of the charter with the proxy statement for its annual shareholders’ meeting at least once every three years.

II.	Purpose and Overall Responsibilities

1.	Oversee the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements.

2.
Assist the Board of Trustees in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm and the performance of the Company’s internal audit functions and registered public accounting firm. The Company’s public accounting firm shall become a registered public accounting firm no later than the October 23, 2003 deadline required by applicable law. Until such time as such firm has become a registered public accounting firm, the term “registered public accounting firm” shall include the Company’s independent auditor.

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3.	Oversee the performance of the registered public accounting firm in the preparation or issuing of an audit report or related work.

4.	Provide an open avenue of communication between the Company’s registered public accounting firm, internal auditor and the Board of Trustees.

5.
Meet four times per year, or more frequently, as circumstances require. The Audit Committee shall review reports received from members of management, the internal auditor and the Company’s registered public accounting firm, on matters relating to accounting, financial reporting, internal control, auditing and other matters.

6.	Review and reassess the adequacy of the committee’s charter annually.

7.	Prepare the report of the Audit Committee that is required to be included in the Company’s annual proxy statement.

8.
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal auditing controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

9.
Receive from the internal auditor on a timely basis reports of all critical accounting policies and practices, alternative treatments of financial information discussed with management of the Company and the ramifications thereof and the treatment preferred by the registered public accounting firm, and copies of all other material written communications between the registered public accounting firm and the Company’s management.

10.
Make inquiries of the internal auditor and registered public accounting firm to determine that management has maintained the reliability and integrity of the accounting policies and financial reporting practices of the Company.

11.
Conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The Audit Committee shall be empowered to retain and determine the appropriate compensation to be paid to independent counsel, accountants or others to assist it in the conduct of any investigation or otherwise to carry out its duties.

12.	Perform annually an evaluation of its own performance.

13.	Report regularly to the Board of Trustees regarding results of the Audit Committee’s activities.

III.	Selection, Retention and Discharge of Registered Public Accounting Firm

1.	Select and retain a qualified and independent registered public accounting firm. The registered public accounting firm’s ultimate accountability shall be to the Audit Committee.

2.	Determine the terms of engagement of and compensation to be paid to the registered public accounting firm for performing audit services, including the rendering or issuing of an audit report.

3.
Preapprove all auditing services and non-audit services to be provided to the Company by the registered public accounting firm. Preapproval of non-audit services shall be disclosed in the Company’s periodic reports under the Securities Exchange Act.

4.
Consider, in consultation with the registered public accounting firm, the scope and plan of forthcoming audits from the perspective of the registered public accounting firm’s responsibility under generally accepted auditing standards.

5.
Review with the Company’s registered public accounting firm any audit problems or difficulties and management’s response, including any restrictions on the scope of the registered public accounting firm’s activities or access to requested information. Resolve disagreements between the Company’s management and the registered public accounting firm.

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6.
Receive annually from the registered public accounting firm a written statement listing all relationships with the Company and determine that such relationships will not impair independence and obtain assurances that the auditor is “independent” within the meaning of the Securities Exchange Act.

7.
Receive annually from the Company’s registered public accounting firm, and conduct a review of, a report describing (i) the registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the registered public accounting firm’s most recent internal quality control review, peer review or inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more of its independent audits and any steps taken to deal with any such issues.

8.	Determine whether to discharge the Company’s registered public accounting firm and effect any such determination.

IV.	Review of Financial Statements

1.	Review and discuss with management and the registered public accounting firm at the completion of the annual examination and prior to the filing of the SEC Form 10K:

—	The Company’s annual financial statements and related footnotes.

—	The registered public accounting firm’s audit of the financial statements and their report thereon.

—	The “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report.

—	Any significant changes required in the registered public accounting firm’s audit plan.

—	Any difficulties or disputes with management encountered during the course of the audit.

—	Accounting principles and financial statement presentations, including changes in the selection or application of principles.

—	Major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in response to material internal control deficiencies.

—
Analyses prepared by management and/or the registered public accounting firm with respect to significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of employing any alternative GAAP methods.

—	The effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

—	Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

—
With the participation of the Company’s counsel, legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

2.
Discuss the Company’s quarterly financial statements with management and the registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of SEC Forms 10-Q.

3.	Discuss the Company’s general policy regarding earnings press releases and any financial information provided to analysts and rating agencies.

4.	Confirm that the registered public accounting firm has reviewed the Company’s interim financial statements prior to their inclusion in the SEC Form 10-Q filings.

5.
Review with the registered public accounting firm its views on the quality of the Company’s implementation of accounting principles, disclosure practices and use of accounting estimates in preparation of the Company’s financial statements and in practice throughout the year.

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6.	Periodically, meet separately with management; with the registered public accounting firm; with the internal auditor; and on request, with the Company’s general counsel.

V.	Review of Internal Audit

1.	Ensure the existence of the Company’s internal audit function.

2.
Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the registered public accounting firm.

3.	Review the results of the regular internal audit activities, including major reports, conclusions, findings, recommendations and management’s responses.

VI.	Review of Internal Controls

1.	Discuss with the internal auditor and registered public accounting firm the adequacy and effectiveness of the Company’s systems of internal control.

2.
Receive from the officers certifying the Company’s annual and quarterly reports under the Securities Exchange Act disclosure regarding (i) any significant deficiencies in the design or operation of internal controls that could affect adversely the Company’s ability to record, process, summarize and report financial data and an identification of any material weaknesses in the Company’s internal controls and (ii) any fraud, whether or not material, that involves the Company’s management or other Company employees who have a significant role in the Company’s internal controls.

3.	Review any controls deemed to be deficient and discuss any changes required with the internal auditor and the registered public accounting firm, as the Audit Committee deems appropriate.

4.	Obtain recommendations from the internal auditor regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries.

5.
Inquire of the internal auditor and the registered public accounting firm regarding any matters raised under Statement of Auditing Standards No. 61 “Communication with Audit Committees,” including any changes in significant accounting policies or estimates, any significant audit adjustments, any disagreements with management and any difficulties encountered in performing the audit.

6.	Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

7.	Set clear policies with respect to the Company’s hiring of employees or former employees of the Company’s registered public accounting firm.

8.
Ensure that the Company has adopted procedures acceptable to the Audit Committee for the receipt, retention and treatment of complaints on accounting, internal accounting controls and auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

*	Upon becoming effective, this Charter shall be made available on the Company’s website and, upon request, in print.

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ANNEX A

INDEPENDENCE CRITERIA

1.
Other than in his or her capacity as a Trustee or shareholder of the Company, no Audit Committee member shall have a material relationship with the Company (either directly or as a partner, shareholder, officer or other affiliate of an organization (including a charitable organization) that has a material relationship with the Company). For this purpose, an Audit Committee member shall be presumed not to have a material relationship with the Company if he or she is not and, within the past two years, has not been an executive officer of, or the direct or indirect owner of more than 10% of the equity interest in, any business or professional entity:

—
that within the last two years has made or received, or going forward proposes to make or receive, payments to or from the Company or any of its subsidiaries for property or services in excess of 5% of (i) the Company’s consolidated gross revenues for its last full fiscal year, or (ii) the other entity’s consolidated gross revenues for its last full fiscal year.

—	to which the Company or any of its affiliates is indebted in an aggregate amount exceeding 5% of the Company’s total consolidated assets as of the end of the Company’s last full fiscal year.

2.
Other than in his or her capacity as a member of the Audit Committee, the Board of Trustees of the Company or any other committee of the Board, no audit committee member shall accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

3.
No Audit Committee member shall have been employed by the Company, and no immediate family member of an Audit Committee member shall have been an executive officer of the Company, within the past three years.

4.
No Audit Committee member shall have received more than $100,000 in direct annual compensation from the Company within the past three years, other than Trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

5.	No Audit Committee member shall have been affiliated with or employed by a present or former auditor of the Company within the last three years.

6.
Within the last three years, no Audit Committee member shall have been an employee of another company if an executive officer of the Company then served on the compensation committee of such other company.

7.
Within the last three years, no Audit Committee member shall have served as an executive officer or employee of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

8.
No immediate family members of an Audit Committee member shall fit within the categories prohibited by any of the foregoing (other than with respect to the prohibition on employment by the Company, which addresses immediate family members directly), and no Audit Committee member may have any relationships with the Company that are substantially similar to any of the categories prohibited by the foregoing.

9.	Until November 4, 2004, each of the three-year look-back provisions contained in the foregoing shall instead be a one-year look-back provision.

10.	Audit Committee members shall satisfy any other independence criteria required by applicable law or regulation or established by the Board of Trustees.

Annual Meeting of Shareholders

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
 June 3, 2004

This Proxy is solicited on behalf of the Board of Trustees

     The undersigned, revoking all prior proxies, hereby appoints Ronald Rubin, Lee H. Javitch and Jonathan B. Weller, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all shares of beneficial interest of Pennsylvania Real Estate Investment Trust held of record by the undersigned at the close of business on April 20, 2004 at the Annual Meeting of Shareholders to be held on Thursday, June 3, 2004 and at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
     USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.

(continued on reverse side)

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
THE BELLEVUE
200 S. BROAD STREET
PHILADELPHIA, PA 19102

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Pennsylvania Real Estate Investment Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

1.	ELECTION OF TRUSTEES:

NOMINEES:
01) George F. Rubin (Class C Trustee)	For All	To withhold authority to
02) Rosemarie B. Greco (Class C Trustee)	Withhold All	vote for any individual
03) Ira M. Lubert (Class C Trustee	For All Except	nominee(s), mark “FOR
04) Edward A. Glickman (Class C Trustee)		ALL EXCEPT” and write
05) Mark E. Pasquerilla (Class A Trustee)		the nominee’s number on
06) Donald F. Mazziotti (Class B Trustee		the line below.

2.	RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR FOR 2004:

FOR AGAINST ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE.
IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED
IN PROPOSAL NO. 1 ABOVE AND FOR THE RATIFICATION OF THE SELECION OF KPMG LLP AS INDEPENDENT AUDITOR FOR 2004.

You are urged to sign and return this Proxy so that you may be sure that your shares will be voted.

Note: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting      Yes            No

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Signature (PLEASE SIGN WITHIN BOX)		Date	Signature (PLEASE SIGN WITHIN BOX)		Date